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                                                                    EXHIBIT 4.13


                            CERTIFICATE OF TRUST OF
                             CCCI CAPITAL TRUST II

                 THIS Certificate of Trust of CCCI Capital Trust II (the "Trust"), dated July 30, 1997, is being duly executed and filed by The Bank of New York (Delaware), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

1.       Name.  The name of the business trust formed hereby is CCCI Capital
Trust II.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), 110 White Clay Center, Newark, Delaware 19711.

3. Effective Date. This Certificate of Trust shall be effective as of the date filed.

                 IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.
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                                  THE BANK OF NEW YORK (DELAWARE),
                                  as trustee


                                  By:
                                     -------------------------------------
                                     Name: Walter Gitlin
                                     Title:




                                     -------------------------------------
                                     as Regular Trustee
                                     Name: Herbert W. Hill, Jr.
                                     Title: Senior Vice President




                                     -------------------------------------
                                     as Regular Trustee
                                     Name: Houston Lane
                                     Title: Vice President